Exhibit 10.2

OVERLAND STORAGE, INC.

Stock Option Cancellation Agreement

This Stock Option Cancellation Agreement (the “Agreement”) is entered into between Overland Storage, Inc. (the “Company”) and                        (the “Optionholder”) (together the “Parties”) on this 27th day of September, 2007, to cancel certain stock options previously granted to the Optionholder under the Overland Storage, Inc. 2003 Equity Incentive Plan (the “Plan”), or the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, or 2000 Stock Option Plan.

WHEREAS, the Company and the Optionholder previously entered into stock option agreement(s) described on Exhibit A (the “Option Agreement(s)”);

WHEREAS, pursuant to the Option Agreement(s), the Optionholder holds the right to purchase shares of Company common stock in the amounts and at the exercise price(s), as listed on Exhibit A (the “Option(s)”);

WHEREAS, the Board of Directors of the Company (the “Board”) deems it to be in the best interests of the Company to cancel the Option(s), subject to approval of the Company’s shareholders (the “Shareholders”), for reasons which include the Board’s determination to seek approval of the Shareholders for an increase in available shares of Company common stock under the Plan consistent with the approval models of major institutional shareholders and their advisors;

WHEREAS, the Plan constitutes an important incentive for participants by linking employees, outside directors and consultants directly to the Shareholders’ interests through increased stock ownership, and further, the Plan is essential to the Company’s continued success by serving as a tool to attract and retain qualified individuals to serve on behalf of the Company; and

WHEREAS, the Optionholder expects to benefit from the cancellation of the Option(s) as a holder of other equity securities of the Company.

NOW, THEREFORE, in consideration and the mutual covenants heretofore recited, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Cancellation of Option(s). The Parties hereby agree that the Option(s) shall be cancelled on the date approval of the Shareholders is obtained to effectuate the cancellation of the Option(s) (the “Effective Date”), with the understanding that the underlying shares of Company common stock will no longer be available for issuance under the Plan. Upon such cancellation, the Optionholder will forever waive and relinquish all rights to the Option(s) and under the Option Agreement(s).

2.             Agreement Not to Exercise. The Optionholder agrees not to exercise the Option(s) on or before the Effective Date.

3.             Termination of Agreement. This Agreement shall terminate and have no further force or effect if the Shareholders do not approve the cancellation of the Option(s) at the Company’s 2007 Annual Meeting of Shareholders, including any adjournment thereof. In such event, the Option(s) will remain outstanding and exercisable in accordance with the terms of the Option Agreement(s).

4.             Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes in its entirety any and all prior undertakings and agreements between the Parties with respect to the subject matter hereof.

5.             Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Facsimile copies of originally executed signature pages shall serve for all purposes as originally executed signature pages.

IN WITNESS WHEREOF, each of the Parties have executed this Agreement as of the date first set forth above.

OPTIONHOLDER	OVERLAND STORAGE, INC.

By:
Signature

Its:
Printed Name

Date:	Date:

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EXHIBIT A

OPTION(S)

Table of Options Scheduled to be Cancelled Under the Agreements

The following table sets forth the stock options scheduled for cancellation under the Stock Option Cancellation Agreements entered into with each of the persons named below. The stock options were cancelled effective November 13, 2007 upon shareholder approval of  Proposal 2 of our definitive proxy statement filed with the SEC on October 10, 2007.

	Option	Number	Per Share
Optionee Name	Grant Date	of Shares	Exercise Price	Plan Name
Robert Degan	1/20/2003	22,000	$14.75	2000 Stock Option Plan
	3/3/2005	12,000	$14.67	2003 Equity Incentive Plan

Robert Farkaly	6/25/2003	5,000	$20.25	2000 Stock Option Plan
	11/18/2004	5,000	$13.98	2003 Equity Incentive Plan

Mike Gawarecki	4/21/2000	20,000	$10.00	1997 Stock Option Plan
	7/10/2002	52,500	$13.50	2000 Stock Option Plan
	11/17/2003	10,000	$19.33	2003 Equity Incentive Plan
	11/15/2004	31,400	$14.29	2003 Equity Incentive Plan

Kurt Kalbfleisch	4/21/2000	8,000	$10.00	1995 Stock Option Plan
	7/2/2003	10,000	$20.13	1995 Stock Option Plan
	11/18/2004	3,500	$13.98	2003 Equity Incentive Plan

Vernon LoForti	4/21/2000	20,000	$10.00	1997 Stock Option Plan
	7/10/2002	60,000	$13.50	2000 Stock Option Plan
	11/17/2003	10,000	$19.33	2003 Equity Incentive Plan
	11/15/2004	29,700	$14.29	2003 Equity Incentive Plan

Scott McClendon	1/20/2003	11,000	$14.75	2000 Stock Option Plan
	11/17/2003	18,000	$19.33	2003 Equity Incentive Plan
	11/15/2004	18,000	$14.29	2003 Equity Incentive Plan

Michael Norkus	8/11/2004	4,500	$11.05	2003 Equity Incentive Plan
	11/15/2004	18,000	$14.29	2003 Equity Incentive Plan

Robert Scroop	7/10/2002	60,000	$13.50	2000 Stock Option Plan
	11/17/2003	10,000	$19.33	2003 Equity Incentive Plan
	11/15/2004	29,700	$14.29	2003 Equity Incentive Plan

Total Shares Cancelled		468,300